Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Second Quarter 2018 Financial Results

COSTA MESA, CA – August 2, 2018 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended June 27, 2018.
Highlights for the second quarter ended June 27, 2018, compared to the second quarter ended June 28, 2017 were as follows:

•
Total revenue, excluding franchise advertising fee revenue, increased 0.6% to $106.2 million compared to $105.6 million in the same period of 2017. Including $5.5 million of franchise advertising fee revenue related to franchise advertising fund contributions, required as part of new accounting guidance implementation, total revenue increased 5.7% to $111.6 million.

•	System-wide comparable restaurant sales decreased 0.9%, including a 1.6% decrease for company-operated restaurants, and a 0.3% decrease for franchised restaurants.

•
Net income was $5.1 million, or $0.13 per diluted share, a decrease compared to net income of $7.8 million, or $0.20 per diluted share in the same period of 2017. Second quarter of 2018 included a $4.0 million pre-tax expense related to the full impairment of the assets of one restaurant in Arizona and the closure of two restaurants in Texas.

•	Pro forma net income(1) was $8.6 million, or $0.22 per diluted share, compared to $8.2 million, or $0.21 per diluted share in the same period of 2017.

•	Adjusted EBITDA(1) was $17.5 million, compared to $19.7 million in the same period of 2017.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Bernard Acoca, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Results in the second quarter were in line with our expectations leading us to reaffirm our full-year guidance. While our results match our guidance, it is important to call out that we are not satisfied with them and are working hard to drive performance in the second-half of the year. During the quarter, we made progress on many facets of our Transformational Agenda, which is focused on: developing a people-first culture, differentiating the brand by accentuating and building upon our strengths, and growing the business responsibly and profitably for the long term. Within this framework, we launched our Heart-Centered Leadership program, a cornerstone of our new culture, which teaches team members how to lead with authenticity, humility, and transparency; and we made significant progress on the codification of our brand architecture, which further clarifies what we want to stand for and what makes our brand so unique. We also made strides to provide “frictionless convenience” to our customers by expanding our delivery capabilities and continuing to grow our loyalty program. We are confident that the successful execution of our Transformational Agenda will allow us to take El Pollo Loco to the next level.”

Second Quarter 2018 Financial Results
Company-operated restaurant revenue in the second quarter of 2018 increased 0.8% to $99.6 million, compared to $98.9 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 14 new restaurants opened during and subsequent to the second quarter of 2017, partially offset by a 1.6% decline in company-operated comparable sales, and seven restaurant closures during the same time period.
Comparable company-operated restaurant sales in the second quarter decreased 1.6%, driven by a 2.5% decrease in transactions, partially offset by a 0.9% increase in average check.
Franchise revenue in the second quarter of 2018 decreased 2.0% to $6.6 million, compared to $6.7 million in the second quarter of 2017. This decrease was primarily due to lower franchise fees received from franchised restaurants related to their use of our point-of-sales system, and franchise comparable restaurant sales decline of 0.3%. This was partially offset by seven new franchised restaurants opened during or after the prior year quarter.
In the first quarter of 2018 the Company implemented new accounting guidance, which in part requires the inclusion of franchisee advertising fund contributions as franchise advertising fee revenue. For the second quarter of 2018, franchise advertising fee revenue was $5.5 million.
Restaurant contribution was $20.2 million or 20.3% of company-operated restaurant revenue, compared to $21.6 million, or 21.8% of company-operated restaurant revenue in the second quarter of 2017. The decrease in restaurant contribution margin was primarily the result of higher labor costs, largely due to increased minimum wage, and occupancy and other operating expense in relation to sales volume.
During the second quarter of 2018, the Company recorded a $4.0 million pre-tax expense related to the full impairment of the assets of one restaurant in Arizona and the closure of two restaurants in Texas.
Net income for the second quarter of 2018 was $5.1 million, or $0.13 per diluted share, compared to net income of $7.8 million, or $0.20 per diluted share in the second quarter of 2017. Pro forma net income was $8.6 million, or $0.22 per diluted share during the second quarter of 2018, compared to $8.2 million, or $0.21 per diluted share during the second quarter of 2017. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

Subsequent Events

Subsequent to the end of the second quarter, on July 30, 2018, the Company’s Board of Directors, as part of the Company’s focus on shareholder returns, approved a share repurchase program under which it authorized the Company, at its discretion, to repurchase up to $20.0 million of its common stock outstanding through June 26, 2019. Repurchases of the Company’s outstanding common stock will be made in accordance with applicable securities laws and may be made at management’s discretion from time to time in the open market, through privately negotiated transactions or otherwise, including pursuant to Rule 10b5-1 trading plans. There is no guarantee as to the exact number of shares to be repurchased by the Company. The timing and extent of repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, and repurchases may be discontinued at any time.

2018 Outlook
Based on current information, the Company is maintaining its earnings guidance for the fiscal year 2018.
Excluding the impact of potential share repurchases, the Company expects 2018 pro forma diluted net income per share ranging from $0.68 to $0.73. This compares to pro forma diluted net income per share of $0.63 in 2017. Pro forma net income guidance for fiscal year 2018 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth of approximately flat;

•	The opening of 7-8 new company-owned restaurants and 8-10 new franchised restaurants;

•	Restaurant contribution margin of 18.7% to 19.3%;

•
G&A expenses of between 8.2% and 8.4% of total revenue excluding CEO transition costs and legal fees related to securities related litigation, and reflecting our change in accounting for franchise advertising fees;

•	Pro forma income tax rate of 26.5%; and

•	Adjusted EBITDA of between $61.0 and $64.0 million.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At June 27, 2018, there were 194 restaurants in our comparable company-operated restaurant base and 447 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) insurance proceeds received related to securities class action legal expenses, (v) costs associated with the transition of our CEO and (vi) provision for income taxes at a normalized tax rate of 26.5% and 39.5% for the thirteen and twenty-six weeks ended June 27, 2018 and June 28, 2017, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the second quarter of 2018 today at 5:00 PM Eastern Time. Bernard Acoca, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13680547. The replay will be available until Thursday, August 16, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 475 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah, and Louisiana. El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 27, 2017, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
714-599-5200
Media Contact:
Alecia Pulman, ICR
loco@icrinc.com
203-682-8200

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	June 27, 2018		June 28, 2017		June 27, 2018		June 28, 2017
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$99,627	89.2	$98,885	93.7	$194,180	89.3%	$192,334	93.7%
Franchise revenue	6,553	5.9	6,688	6.3	12,659	5.8%	13,010	6.3%
Franchise advertising fee revenue	5,453	4.9	—	—	10,550	4.9%	—	—%
Total revenue	111,633	100.0	105,573	100.0	217,389	100.0%	205,344	100.0%
Costs of operations:
Food and paper cost (1)	28,681	28.8	29,146	29.5	55,916	28.8%	56,218	29.2%
Labor and related expenses (1)	27,856	28.0	26,592	26.9	55,518	28.6%	53,425	27.8%
Occupancy and other operating expenses (1)	22,913	23.0	21,574	21.8	44,832	23.1%	42,116	21.9%
Company restaurant expenses (1)	79,450	79.7	77,312	78.2	156,266	80.5%	151,759	78.9%
General and administrative expenses	12,474	11.2	9,576	9.1	25,676	11.8%	19,309	9.4%
Franchise expenses	6,250	5.6	1,006	1.0	12,082	5.6%	1,823	0.9%
Depreciation and amortization	4,344	3.9	4,632	4.4	8,556	3.9%	8,949	4.4%
(Gain) loss on disposal of assets	(8)	—	434	0.4	53	—%	659	0.3%
Recovery of securities lawsuits related legal expenses	(2,429)	(2.2)	(511)	(0.5)	(4,063)	(1.9)%	(511)	(0.2)%
Asset impairment and closed-store reserves	3,963	3.6	384	0.4	6,782	3.1%	1,255	0.6%
Total expenses	104,044	93.2	92,833	87.9	205,352	94.5%	183,243	89.2%
Income from operations	7,589	6.8	12,740	12.1	12,037	5.5%	22,101	10.8%
Interest expense, net of interest income	960	0.9	778	0.7	1,848	0.9%	1,568	0.8%
Income tax receivable agreement expense (income)	712	0.6	(101)	(0.1)	(206)	(0.1)%	126	0.1%
Income before provision for income taxes	5,917	5.3	12,063	11.4	10,395	4.8%	20,407	9.9%
Provision for income taxes	865	0.8	4,244	4.0	2,814	1.3%	7,711	3.8%
Net income	$5,052	4.5	$7,819	7.4	$7,581	3.5%	$12,696	6.2%
Net income per share:
Basic	$0.13		$0.20		$0.20		$0.33
Diluted	$0.13		$0.20		$0.19		$0.32
Weighted average shares used in computing net income per share:
Basic	38,482,074		38,449,240		38,473,641		38,443,130
Diluted	39,043,434		39,123,961		39,015,259		39,102,501

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	June 27, 2018	December 27, 2017
Selected Balance Sheet Data:
Cash and cash equivalents	$13,085	$8,550
Total assets	448,648	442,711
Total debt	86,252	93,316
Total liabilities	168,520	167,761
Total stockholders’ equity	280,128	274,950
	Twenty-Six Weeks Ended
	June 27, 2018	June 28, 2017
Selected Operating Data:
Company-operated restaurants at end of period	211	208
Franchised restaurants at end of period	269	264
Company-operated:
Comparable restaurant sales growth	(1.8)%	2.4%
Restaurants in the comparable base	194	178

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2018	June 28, 2017	June 27, 2018	June 28, 2017
Adjusted EBITDA:
Net income, as reported	$5,052	$7,819	$7,581	$12,696
Provision for income taxes	865	4,244	2,814	7,711
Interest expense, net	960	778	1,848	1,568
Depreciation and amortization	4,344	4,632	8,556	8,949
EBITDA	11,221	17,473	20,799	30,924
Stock-based compensation expense	298	272	443	414
(Gain) loss on disposal of assets	(8)	434	53	659
Recovery of securities lawsuits related legal expenses	(2,429)	(511)	(4,063)	(511)
Asset impairment and closed-store reserves	3,963	384	6,782	1,255
Pre-opening costs	211	470	423	1,097
Income tax receivable agreement expense (income)	712	(101)	(206)	126
Securities lawsuits related legal expense	3,169	1,057	6,873	1,408
Executive transition costs	373	179	1,019	271
Adjusted EBITDA	$17,510	$19,657	$32,123	$35,643

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME
(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 27, 2018	June 28, 2017	June 27, 2018	June 28, 2017
Pro forma net income:
Net income, as reported	$5,052	$7,819	$7,581	$12,696
Provision for taxes, as reported	865	4,244	2,814	7,711
Income tax receivable agreement expense (income)	712	(101)	(206)	126
(Gain) loss on disposal of assets	(8)	434	53	659
Recovery of securities lawsuits related legal expenses	(2,429)	(511)	(4,063)	(511)
Asset impairment and closed-store reserves	3,963	384	6,782	1,255
Securities lawsuits related legal expenses	3,169	1,057	6,873	1,408
Executive transition costs	373	179	1,019	271
Provision for income taxes	(3,100)	(5,334)	(5,526)	(9,328)
Pro forma net income	$8,597	$8,171	$15,327	$14,287
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.22	$0.21	$0.40	$0.37
Diluted	$0.22	$0.21	$0.39	$0.37
Weighted-average shares used in computing pro forma net income per share
Basic	38,482,074	38,449,240	38,473,641	38,443,130
Diluted	39,043,434	39,123,961	39,015,259	39,102,501